Exhibit 10.1

AMENDMENT NO. 1

to

PURCHASE AGREEMENT

by and between

THE TRAXIS GROUP B.V.,

HENNESSY CAPITAL ACQUISITION CORP.

and

HENNESSY CAPITAL PARTNERS I LLC

(solely for purposes of Section 10.01(a) thereof)

AMENDMENT NO. 1

TO

PURCHASE AGREEMENT

This AMENDMENT NO. 1, dated as of February 10, 2015 (this “Amendment”), to the PURCHASE AGREEMENT, dated as of September 21, 2014 (the “Original Agreement”), is made by and among THE TRAXIS GROUP, B.V., a limited liability company existing under the laws of the Netherlands (“Seller”), HENNESSY CAPITAL ACQUISITION CORP., a Delaware corporation (“Purchaser”), and, solely for purposes of Section 10.01(a) thereof, HENNESSY CAPITAL PARTNERS I LLC (“Sponsor”). Capitalized terms used herein shall have the meanings given such terms in the Original Agreement, as amended by this Amendment.

W I T N E S S E T H:

WHEREAS, the parties hereto entered into the Original Agreement;

WHEREAS, contemporaneously herewith, the Purchaser has delivered to the Seller a letter agreement, among the Seller, the Purchaser and the Sponsor that provides, among other things, that (i) the Sponsor agrees to forfeit to the Purchaser 1,900,000 shares of Purchaser Common Stock (the “Founder Forfeited Shares”) and (ii) the Purchaser agrees to retire and cancel each of the Founder Forfeited Shares, which upon such forfeiture, will no longer be issued and outstanding; and

WHEREAS, the parties hereto desire to amend certain terms of the Original Agreement;

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:

1. Amendment of Fifth Recital. The fifth recital of the Original Agreement is hereby amended by deleting such fifth recital and replacing it in its entirety with the following:

“WHEREAS, the Sponsor has delivered to the Seller an Amended and Restated Subscription Agreement (the “Preferred Subscription Agreement”, and together with the Backstop Agreement, the “Investor Agreements”), dated as of September 23, 2014, pursuant to which, among other things, the subscribers named therein have agreed to subscribe for, and purchase from the Purchaser, Preferred Shares (as defined in the Preferred Subscription Agreement) on the terms and subject to the conditions set forth therein; and”

2. Amendment of Section 2.02. Section 2.02 to the Original Agreement is hereby amended by deleting the reference therein to “$255,000,000” and replacing it with “$220,000,000”.

3. Replacement of Exhibit E. Exhibit E to the Original Agreement is hereby deleted in its entirety and replaced with Exhibit E hereto.

4. Agreement Affirmed. Except as expressly modified and superseded by this Amendment, all terms and provisions of the Original Agreement shall remain unchanged and in full force and effect without modification, and nothing herein shall operate as a waiver of any party’s rights, powers or privileges under the Original Agreement.

5. Miscellaneous. Sections 10.02 through 10.13, 10.16 and 10.17 of the Original Agreement shall apply to this Amendment, mutatis mutandis.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their respective officers or employees thereunto duly authorized as of the date first above written.

THE PURCHASER:

HENNESSY CAPITAL ACQUISITION CORP.

By:	/s/ Daniel J. Hennessy
Name: Daniel J. Hennessy
Title: Chief Executive Officer

THE SPONSOR:

HENNESSY CAPITAL PARTNERS I LLC

By:	/s/ Daniel J. Hennessy
Name: Daniel J. Hennessy
Title: Managing Member

Signature Page to Amendment No. 1 to the Purchase Agreement

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their respective officers or employees thereunto duly authorized as of the date first above written.

THE SELLER:

THE TRAXIS GROUP B.V.

By:	/s/ Dev Kapadia
Name: Dev Kapadia
Title: Managing Director

Signature Page to Amendment No. 1 to the Purchase Agreement

Exhibit E

Form of Indemnification Agreement for Seller Board Appointees

INDEMNITY AGREEMENT

This Indemnity Agreement (“Agreement”) is made as of                     , 2015 by and between Blue Bird Corporation, a Delaware corporation (the “Company”), and                     (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. The Second Amended and Restated Certificate of Incorporation (the “Charter”) of the Company and the Bylaws (the “Bylaws”) of the Company require the Company to indemnify and advance expenses to its officers and directors of the Company to the fullest permitted by applicable law. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Charter, Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law, in part to provide Indemnitee with specific contractual assurance that the protection promised by the Charter will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Charter or any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company) and so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Services to the Company. Indemnitee will serve as a director and/or officer of the Company and any Enterprise for so long as Indemnitee is duly elected or appointed and until Indemnitee’s successor is duly elected or appointed or until Indemnitee tenders his resignation or is terminated. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event (but in all cases subject to the last sentence of this Section 1 and Section 18 hereof) the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any Enterprise), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Charter, the Bylaws and the DGCL. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as an officer or director of the Company, as provided in Section 18 hereof.

2. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean a Person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, where the term “control” (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(b) “Associate”, when used to indicate a relationship with any Person, shall mean (i) any corporation or other entity or organization (other than the Company or a Subsidiary) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity (other than an Employee Plan Trustee), (iii) any relative or spouse of such Person, or any relative of such spouse, or (iv) any officer or director (or member of a similar governing body) of any corporation or other entity that is an Affiliate of such Person.

(c) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (as defined below); or, if such Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to such Rule 13d-3 as in effect on the date hereof; provided, however, that a Person shall, in any event, also be deemed to be the Beneficial Owner of any voting securities: (A) of which such Person or any of its Affiliates or Associates is, directly or indirectly, the Beneficial Owner, or (B) of which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the Beneficial Owner of any voting securities solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner), or (C) of which any other Person is, directly or indirectly, the Beneficial Owner if such first mentioned Person or any of its Affiliates or Associates acts with such other Person as a partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company; and provided further, however, that (i) no director or officer of the Company, nor any Associate or Affiliate of any such director or officer, shall, solely by reason of any or all of such directors and officers acting in their capacities as such, be deemed for any purposes hereof, to be the Beneficial Owner of any voting securities of which any other such director or officer (or any Associate or Affiliate thereof) is the Beneficial Owner and (ii) no trustee of an employee stock ownership or similar plan of the Company or any Subsidiary (“Employee Plan Trustee”) or any Associate or Affiliate of any such Trustee, shall, solely by reason of being an Employee Plan Trustee or Associate or Affiliate of an Employee Plan Trustee, be deemed for any purposes hereof to be the Beneficial Owner of any voting securities held by or under any such plan.

(d) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

i. Acquisition of Stock by Third Party. Any Person (as defined below), other than The Traxis Group B.V., is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

ii. Change in Board. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(d)(i), 2(d)(iii) or 2(d)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii. Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

iv. Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v. Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(e) “Corporate Status” describes the status of a person who is or was a director, officer, trustee, partner, managing member, fiduciary, employee or agent of the Company or of any other Enterprise which such person is or was serving at the request of the Company.

(f) “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(g) “Enterprise” shall mean any Subsidiary of the Company and any other corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee, partner, managing member, fiduciary, employee or agent.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Expenses” shall include all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of all types customarily incurred in connection with, or as a result of, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 14(d) only, Expenses incurred by or on behalf of Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.

(j) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(k) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that for purposes of Section 2(d), Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(l) “Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, regulatory, legislative or investigative nature, including any appeal from therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status, by reason of any action taken by him or of any inaction on his part while acting in his Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement, including one pending on or before the date of this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(m) “Subsidiary” shall mean, in respect of any Person, any corporation, association, limited liability company, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership or membership or limited liability company interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified, any reference to a Subsidiary herein shall mean a Subsidiary of the Company.

(n) References to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of the Company or which imposes duties on, or involves services by, such director, officer, trustee, partner, managing member, fiduciary, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as such terms are referred to in this Agreement and used in the DGCL.

3. Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is made, or is threatened to be made, a party to or a participant in (as a witness or otherwise) any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by law against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) (collectively, “Losses”) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any action, discovery event, claim, issue or matter therein or related thereto, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Charter, the Bylaws, vote of its stockholders or disinterested directors or applicable law.

4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by law against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. If applicable law so provides, no indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court (as defined below) shall determine upon application that, despite the adjudication of liability, Indemnitee is entitled to indemnification.

5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by withdrawal or dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by law, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he shall be indemnified and held harmless against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 3, 4 or 5 hereof, but in addition to such Sections, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is made, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Losses actually and reasonably incurred by or on behalf of Indemnitee in connection with the Proceeding. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in this Agreement) to be unlawful.

(b) For purposes of Sections 3, 4, 5, 6 and 7(a) hereof, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

i. to the fullest extent authorized or permitted by the provisions of the DGCL as in effect as of the date of this Agreement that authorize or contemplate indemnification by agreement; and

ii. to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

(c) If (i) Indemnitee is or was affiliated with one or more companies or funds that has invested in the Company (an “Appointing Stockholder”) and (ii) such Appointing Stockholder is, or is threatened to be made, a party to or a participant in any Proceeding based on the Indemnitee’s Corporate Status, the Appointing Stockholder will be entitled to indemnification hereunder for Losses and Expenses to the same extent as Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of Indemnitee and advancement of Expenses shall apply to any such indemnification of Appointing Stockholder. The Company and Indemnitee agree that any Appointing Stockholders are express third party beneficiaries of the terms of this Section 7(c).

8. Contribution in the Event of Joint Liability.

(a) Whether or not any of the indemnification and hold harmless rights provided in Sections 3, 4, 5 and 7 hereof are available in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by law, the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by law, the Company shall contribute to the amount of Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or amounts paid in settlement, as well as any other equitable considerations. The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9. Exclusions. Notwithstanding any other provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment in connection with any claim made against Indemnitee:

(a) for which payment actually has been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy or other indemnity provision; provided, that the foregoing shall not affect the rights of Indemnitee or the Fund Indemnitors set forth in Section 15(d) below;

(b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c) except as otherwise provided in Sections 14(d)-(e) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such payment arises in connection with any mandatory counterclaim or cross-claim or affirmative defense brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding), or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(d) to the extent such payment would violate Section 402 of the Sarbanes-Oxley Act.

10. Advances of Expenses; Defense of Claim.

(a) Notwithstanding any provision of this Agreement to the contrary, the Company shall advance the Expenses incurred by or on behalf of Indemnitee to the fullest extent permitted by law in connection with any Proceeding (or any part of any Proceeding) not initiated by such Indemnitee (other than as set forth in Sections 14(d) and (e)) within ten (10) business days after the receipt by the Company of a statement or statements (including, at the request of the Company, reasonable detail underlying the expenses for which payment is requested) requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured, interest free and shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Sections 14(d) and (e), advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 10(a) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9 hereof.

(b) The Company will be entitled to participate in the Proceeding at its own cost and expense.

(c) In the event the Company shall be obligated under this Section 10 hereof to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently paid or incurred by Indemnitee with respect to the same Proceeding, provided that (a) Indemnitee shall have the right to employ his counsel in any such Proceeding at Indemnitee’s expense; and (b) if (1) the employment of counsel by Indemnitee has been authorized by the Company, (2) (i) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company (or any other person or persons included in a joint defense) and Indemnitee in the conduct of any such defense or (ii) representation by such counsel retained by the Company would be precluded under the applicable standards of professional conduct, or (3) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall also not be entitled to assume or to continue to control the defense, and Indemnitee shall be entitled to assume the defense, of any Proceeding (i) that is brought by or on behalf of the Company, (ii) as to which Indemnitee shall have reasonably made the conclusion provided for in (2) above, (iii) that is brought by a governmental or regulatory agency or (iv) which involves or is reasonably anticipated to involve criminal claims against Indemnitee or claims other than for monetary damages.

11. Procedure for Notification and Application for Indemnification.

(a) Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless the Company is materially prejudiced by such failure.

(b) Indemnitee shall thereafter deliver to the Company a written application to indemnify and hold harmless Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as reasonably appropriate. Following such a written application for indemnification by Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) hereof.

12. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 11(b) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, (D) if so directed by the Board, by the stockholders of the Company, or (E) by a final adjudication by a court of competent jurisdiction. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) business days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) business days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however , that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 hereof, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) business days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court (as defined below) for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the Delaware Court, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d) If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

13. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be made in accordance with Section 14; provided, however, that such thirty (30) day period may be extended for a reasonable time if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time (not to exceed 30 days) for the obtaining or evaluating of documentation and/or information relating thereto or for compliance with applicable advance notice provisions or delivery of meeting materials in connection with any stockholder or board meeting; and provided, further, that the foregoing provisions of this Section 13(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 12(a) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at a meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) of this Agreement.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or any Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company or any Enterprise in the course of their duties, or on the advice of legal counsel for the Company or any Enterprise or on information or records given or reports made to the Company or any Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Company or any Enterprise. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 13(d) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(e) The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing members, fiduciary agent or employee of the Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(f) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

14. Remedies of Indemnitee.

(a) Subject to Section 14(f), in the event that (i) a determination is made pursuant to Section 12 hereof that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification (as such time period may extended in accordance with Section 13(b)), (iv) payment of indemnification is not made pursuant to Section 5, 6 or the last sentence of Section 12(a) hereof within ten (10) business days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, Section 4 or Section 7 hereof is not made within ten (10) business days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or legal proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Delaware Court (as defined below) to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) If a determination shall have been made pursuant to Section 12(a) hereof that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any such judicial procedure or arbitration commenced pursuant to this Section 14, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 hereof until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 12(a) hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.

(e) The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) business days after the Company’s receipt of such written request) advance such Expenses to Indemnitee, which are incurred by or on behalf of Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (i) for indemnification or advancement of Expenses by the Company or to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Company’s Charter or Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any Person for the benefit of Indemnitee. If Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

15. Non-exclusivity; Survival of Rights; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall be in addition to any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, Bylaws, any agreement, a vote of stockholders of the Company or a resolution of the Board, or otherwise and shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Charter, Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company or its Subsidiaries shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to Indemnitee acting on behalf or at the request of the Company or any of its Subsidiaries, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise. Notwithstanding the fact that such Indemnitee’s employer, other than the Company (such persons, together with its and their heirs, successors and assigns, the “Employer Parties”), may have concurrent liability to Indemnitee with respect to the Indemnity Obligations, the Company hereby agrees that in no event shall the Company or any of its Subsidiaries have any right or claim against any of the Employer Parties for contribution or have rights of subrogation against any Employer Parties through Indemnitee for any payment made by the Company or any of its Subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that any Employer Parties pay or advance to Indemnitee any amount with respect to an Indemnity Obligation, the Company will, or will cause its Subsidiaries to, as applicable, promptly reimburse such Employer Parties for such payment or advance upon request.

(c) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or any Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Appointing Stockholder or certain of its affiliates

(collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Charter or Bylaws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 15(d).

(e) Except as provided in paragraph (d) above, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Fund Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(f) Except as provided in paragraph (d) above, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(g) Except as provided in paragraph (d) above, the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Enterprise.

16. Settlement.

(a) Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent.

(b) The Company or Indemnitee shall not, without the prior written consent of the other, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (1) includes an admission of fault of the other, any non-monetary remedy affecting or obligation of the other, or monetary loss for which Indemnitee is not wholly indemnified hereunder or (2) with respect to any Proceeding with respect to which Indemnitee may be or is made a party, witness or participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. Neither the Company nor Indemnitee shall unreasonably withhold, delay or condition its consent to any proposed settlement or compromise under this Section 16.

17. Insurance. The Company shall obtain and maintain a policy or policies of director’s and officer’s liability insurance customary for similarly situated companies in a sufficient amount as determined by the Board, with reputable insurance companies providing the Indemnitee, other officers of the Company and members of the

Board with coverage for losses from wrongful acts, and to ensure the Company’s performance of its indemnification obligations under this Agreement. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee at least the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors. The Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. Except as set forth in Section 15(d), notwithstanding anything to the contrary in this Agreement, the Company shall not indemnify or hold harmless the Indemnitee to the extent the Indemnitee is actually reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

18. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) six (6) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee served at the request of the Company; or (b) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 14 hereof relating thereto (including any rights of appeal of any Section 14 Proceeding).

19. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Further, the invalidity or unenforceability of any provision hereof as to either Indemitee or any Appointing Stockholder or Fund Indemnitor shall in no way affect the validity or enforceability of any provision hereof as to the others.

20. Enforcement and Binding Effect.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, the Bylaws, any directors and officers insurance maintained by the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder. The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by any court of competent jurisdiction, and the Company hereby waives any such requirement of such a bond or undertaking.

21. Modification and Waiver. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

22. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b) If to the Company to:

Blue Bird Corporation

402 Blue Bird Blvd.

Fort Valley, Georgia 31030

or to any other address as may have been furnished to Indemnitee in writing by the Company.

23. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, to the extent permitted by applicable law, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by or on behalf of Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is appropriate to reflect the relative benefits accruing to the Company and Indemnitee with respect to the events giving rise to such indemnifiable event in order to reflect (i) the relative benefits received by the Company, and its directors, officers, employees and agents (other than Indemnitee), and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such indemnifiable event; and (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

24. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) hereof, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court “), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably The Corporation Trust Company as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

25. Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, pdf or other electronic document delivery), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

26. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and similar correlative terms) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular subdivision of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

BLUE BIRD CORPORATION	INDEMNITEE

By:	By:

Name:	Name:
Title:	Address:

[Signature Page to Indemnity Agreement]